EXHIBIT No. 21

Tellabs Inc. and Subsidiaries
Subsidiaries of the Registrant
as of December 31, 2004

Name	State or Other Jurisdiction
of Incorporation

Tellabs San Jose, Inc.	Delaware
Tellabs Reston, Inc.	Delaware
White Oak Merger Corp.	Delaware
NetCore Systems, Inc.	Delaware
Salix Technologies, Inc.	Delaware
Future Networks, Inc.	Georgia
Vinci Systems, Inc.	Delaware
Tellabs Petaluma, Inc.	Delaware
Advanced Fibre Technology Communications (HK) Limited	Hong Kong
Hangzhou AFTEK Communication Company, Ltd.	China
Advanced Fibre Communications (HK) Limited	Hong Kong
AFC Foreign Sales Corporation	U.S. Virgin Islands
Tellabs North America, Inc.	Delaware
Tellabs Bedford, Inc.	Delaware
AccessLan India	India
AFC India Private Limited	India
Advanced Fibre Communications International GmbH	Switzerland
Advanced Fibre Communications Mexico S. de R.L. de C.V.	Mexico
Advanced Fibre Communications France S.A.S.	France
Advanced Fibre Communications International Limited	Cayman Islands
Advanced Fibre Communications U.K. Limited	United Kingdom
AFC Nevada Holding Corporation	Nevada
AFC Treasury Holdings Corporation	Nevada
AFC Equity Holdings Corporation	Nevada
AFC Securities Holdings Corporation	Nevada
AFC Harris Multimedia Communications Private Limited	Mauritius
AFC Harris Multimedia Communications Limited	India
Tellabs Mexico, Inc.	Delaware
Tellabs de Mexico, S.A. de C.V.	Mexico
Tellabs TG, Inc.	Delaware
Tellabs Transport Group, Inc.	Quebec
Tellabs Operations, Inc.	Delaware
Telecommuncations Laboratories, Inc.	Delaware
Telecon Acquisition Corp.	Delaware
Tellabs Export, Inc.	Delaware
Tellabs Japan, Inc.	Delaware
Tellabs Manufacturing, Inc.	Delaware
Tellabs International, Inc.	Illinois
Tellabs Communications Canada Ltd.	Canada
Tellabs do Brazil, Ltda.	Brazil
Tellabs H.K. Ltd.	Hong Kong
Tellabs Pty. Ltd.	Australia
Tellabs International de Mexico	Mexico
Tellabs Asia Pacific Private Limited	Singapore
Tellabs (Thailand) Co., Ltd.	Thailand
Tellabs Korea, Inc.	Korea
Tellabs India Private Limited	India
Tellabs Communications International Ltd.	China
Tellabs de Venezuela, S.A.	Venezuela
Tellabs Communications (Malaysia) Sdn Bhd	Malaysia
Tellabs Malaysia Sdn Bhd (49% joint venture)	Malaysia
Tellabs Holdings, B.V.	The Netherlands
Tellabs Enterprises B.V.	The Netherlands
Tellabs Oy	Finland
Kiinteisto Oy Mestarinkaare	Finland
Kiinteisto Oy Sinimaentie 6	Finland
Tellabs Denmark A/S	Denmark
Tellabs Communications (India) Private Limited	India
FIBCOM India Ltd (40% Joint Venture)	India
Tellabs Holdings, Ltd.	Ireland
Tellabs (Ireland) Ltd	Ireland
Tellabs Ltd.	Ireland

EXHIBIT No. 21

Name	State or Other Jurisdiction
of Incorporation

Tellabs Research Ltd.	Ireland
Tellabs Communications Ireland Limited	Ireland
Tellabs Communications Technologies	Ireland
Tellabs EMEA Holdings, Ltd.	Ireland
Tellabs AB	Sweden
Tellabs (S.A.) (Proprietary) Limited	South Africa
Tellabs SAS	France
Tellabs Italia S.r.l.	Italy
Tellabs Netherlands B.V.	The Netherlands
Tellabs Poland Sp. z o.o.	Poland
Tellabs Southern Europe S.A.	Spain
Tellabs Gmbh	Germany
Tellabs Austria Vertriebs GmbH	Austria
Tellabs Norway A/S	Norway
Tellabs U.K. Ltd.	United Kingdom
Tellabs Communications UK Limited	United Kingdom
E. Coherent Communications Systems Ltd.	United Kingdom